"Exhibit 99.1"

                                                Contact:     David W. Sharp
                                                             (713-361-2630)

 FOR IMMEDIATE RELEASE

    HORIZON OFFSHORE DIRECTOR JAMES DEVINE NAMED CHAIRMAN OF THE BOARD
          FORMER CHAIRMAN JONATHAN D. POLLOCK REMAINS AS DIRECTOR

     Houston, Texas (October 20, 1999)--Horizon Offshore, Inc. (NASDAQ:

HOFF) today announced the Board of Directors has elected James Devine as

Chairman of the Houston-based marine construction company.

     Devine has served on the company's Board of Directors since 1998.  He has been a consultant to the oil and gas industry since 1996, involved primarily in large marine offshore construction projects, and previously served as corporate vice president and general counsel of Coflexip S.A. and as a director and general counsel of Stena Offshore N.V.

     Devine replaces Jonathan D. Pollock, who will remain a director.

Pollock has served as Chairman of Horizon Offshore since the company's inception.

     "Jim has played a key role in the formation of our growth strategy and we are excited that he has agreed to assume the responsibilities of

Chairman," Pollock said.  "His broad industry knowledge and expertise in international marine construction markets will be invaluable as the company takes its business, in the Gulf of Mexico and Internationally, to the next level."

     Horizon Offshore provides marine construction services to the offshore oil and gas industry, primarily in the Gulf of Mexico.  The Company's fleet is used to perform a wide range of marine construction activities,

including installation of marine pipelines to transport oil and gas from newly installed production platforms and other subsea production systems,

and the installation and abandonment of production platforms.

     This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors.  Among the factors that could cause actual results to differ materially are: industry conditions and volatility; prices of oil and gas; the Company's ability to obtain and the timing of new projects; changes in competitive factors and other material factors that are described from time to time in the

Company's filing with the Securities and Exchange Commission.

     Actual events, circumstances, effect and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements.  Consequently, the forward-

looking statements contained herein should not be regarded as representations by Horizon or any other person that the projected outcomes can or will be achieved.

                                  - end -